                                                                   EXHIBIT 10.26

                           Kunitz Protein Agreement

This Kunitz Protein Agreement, effective as of the Effective Date, (the "Agreement") governs certain aspects of the ongoing relationship between ZymoGenetics, Inc., a Washington corporation having a principal place of business at 1201 Eastlake Avenue East, Seattle, Washington 98102 ("ZGI") and Novo Nordisk A/S, a Danish corporation having a principal place of business at Novo Alle, DK-2880, Bagsvaerd, Denmark ("NN").

WHEREAS, ZGI, formerly an indirectly wholly owned subsidiary of NN, is engaged generally in the research and development of biopharmaceutical products; and

WHEREAS, NN and ZGI wish to acquire certain research rights as well as development and commercialization options to the other party's patents, patent applications, know-how and proprietary technology relating to Kunitz Domains (as defined below) and Kunitz Proteins (as defined below);

NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                                   ARTICLE 1
                                  Definitions
                                  -----------

SECTION 1.1. "Affiliate" shall mean any company, joint venture partnership, or
             -----------
other business entity which controls, is controlled by, or is under common control of a party hereto. A business entity shall be deemed to control another business entity if it possesses, directly or indirectly, the power to order or cause the direction, management and policies of such other business entity, whether through the ownership of voting securities, by contract or otherwise.

SECTION 1.2. "Commercialization Rights" means: (a) the right to conduct
             --------------------------
research, use, sample, develop (including clinical development), promote, manufacture, market, offer to sell, import, export, distribute, sell, and have sold Products; and (b) the right to conduct research, use, sample, develop (including clinical development), manufacture, promote, market, offer to sell, import, export, distribute, sell and have sold Products together with one or more third parties as part of a co-marketing agreement, strategic partnership, joint venture relationship or the like in which NN continues work on research and development of Products; and (c) the right to sublicense one or more third parties to manufacture, promote, market, offer to sell, import, export, distribute, sell and have sold Products.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
Page 1 of 27

SECTION 1.3. "Commercialization Partner" means: a third party to whom NN or
             ---------------------------
ZGI has extended rights consistent with SECTION 1.2(b) above.

SECTION 1.4. "Effective Date" means: the date on which external investors have
             ----------------
first invested at least fifty million United States dollars (US$50,000,000) in ZGI which money dilutes NN's ownership interest in ZGI to below eighty percent (80%) and which date is noted for the sake of clarity on the signature page of this Agreement.

SECTION 1.5. "Kunitz Domain" means: a portion of a human protein having a
             ---------------
predicted cysteine bond pattern as described in Laskowski and Kato, Ann. Rev.
                                                                    ---------
Biochem., 49: 593-626 (1980), wherein the protein or portion has been discovered
--------  --
by ZGI.

SECTION 1.6. "Kunitz Protein" means a protein that encompasses [ * ] Kunitz
             ----------------
Domain discovered by ZGI after [*], which is not otherwise dealt with in another agreement entered into by NN and ZGI. Full or partial length polynucleotides discovered by a third party and in-licensed by ZGI, are not Kunitz Proteins for the purposes of this Agreement.

SECTION 1.7. "Kunitz Research Rights" means: the non-exclusive right, without
             ------------------------
the right to sublicense, to use Kunitz Domains and Kunitz Proteins during the Kunitz Research and Option Period for research purposes as further described herein, namely use of Kunitz Domains and Kunitz Proteins as scaffolds for the construction of one or more Mutant Kunitz Proteins and use of Mutant Kunitz Proteins, Kunitz Proteins or Kunitz Domains as reagents in biological assays.

SECTION 1.8. "Mutant Kunitz Protein" means: an engineered protein constructed
             -----------------------
by NN or ZGI that [*]

SECTION 1.9. "Net Sales" shall mean NN's, ZGI's and their respective
             -----------
Commercialization Partners' and Sublicensees' gross proceeds from sales of Products invoiced to any independent third party, less,

     i. any direct or indirect credits and allowances or adjustments, including, without limitation, credits and allowances on account of price adjustments or on account of rejection, recall or return of Products previously sold;

     ii. any trade and cash discounts; price reductions or rebates, retroactive or otherwise imposed by government authorities; and third party distributor fees;

     iii. any sales, excise, turnover, value added, or similar taxes and any duties and other governmental charges imposed upon the production, importation, use or sale of Product(s);

     iv. applicable transportation, importation, insurance and other handling charges; and

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
Page 2 of 27

     v. the per unit cost of special devices used for administration of Product. Such special devices shall not include conventional devices (e.g., tablets, standard syringes, suppositories and/or standard transdermal patches).

Deductions i, ii and iv in the aggregate shall not exceed [ * ] of gross sales of Product by NN, ZGI and their respective Commercialization Partner(s) and Sublicensee(s) during any reporting period.

In the event that the Product is sold as part of a Combination Product the Net Sales of the Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition) by the fraction, A/(A + B) where A is the average sale price of the Product when sold separately in finished form and B is the average sale price of the other product(s) sold separately in finished form.

In the event that the average sale price of the Product can be determined but the average sale price of the other product(s) cannot be determined, Net Sales of the Combination Product shall be calculated on the basis of the invoice price of the Combination Product multiplied by a fraction C/(C+D), the numerator of which shall be the inventory cost of Product (C) in the Combination Product and the denominator of which shall be the inventory cost of the Product plus the inventory cost of all the other products (D) in the Combination Product. Inventory costs shall be determined in accordance with the licensee's regular accounting methods.

The Net Sales price for a Combination Product shall be calculated once each calendar year and such price shall be used during all applicable royalty reporting periods for the entire calendar year. When determining the average sale price of a Product or product(s), the average sale price shall be calculated using data arising from the twelve (12) months preceding the calculation of the Net Sales price for the Combination Product. As used above, the term "Combination Product" means any pharmaceutical product that comprises the Product and other active compounds and/or active ingredients, the product(s).

Notwithstanding the foregoing, the Net Sales shall never be reduced below [ * ] of NN's, ZGI's or their respective Commercialization Partners' and its Sublicensees' gross proceeds.

SECTION 1.10. "NN IP" means: NN Patents and NN Know-How.
              -------

SECTION 1.11. "NN Know-How" means: all inventions, discoveries, know-how,
              -------------
methodologies, technology, tangible materials (including nucleic acids, peptides, vectors, proteins, and the like) that: (a) pertain to at least one NN Patent; and (b) were invented, discovered, developed or otherwise generated by or for NN.

SECTION 1.12. "NN Patent" means: any patent or patent application owned or
              -----------
controlled by NN that is listed in Appendix 1 and any continuation, continuation-in-part, divisional, reissue, substitute or foreign counterpart thereof.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
Page 3 of 27

SECTION 1.13. "Product" means: a product that is a Know-How Product, a Patent
              ---------
Product, or both.

     SUBSECTION 1.13.1. "Know-How Product" means: a product licensed pursuant
                        ------------------
to this Agreement that is not a Patent Product (i.e., would not infringe a Valid Claim of a ZGI Patent or an NN Patent), but that was developed through use of a ZGI Patent, ZGI Know-How, an NN Patent, NN Know-How or which otherwise incorporates or embodies ZGI Know-How or NN Know-How.

     SUBSECTION 1.13.2. "Patent Product" means: a product licensed pursuant to
                        ----------------
this Agreement, the making, using, importation, exportation, offer for sale, or sale of which would infringe, in the absence of this license, any unexpired Valid Claim of a ZGI Patent or an NN Patent.

SECTION 1.14. "Sublicensee" means: a third party to whom NN or ZGI has extended
              -------------
a sublicense consistent with SECTION 1.2(c) above.

SECTION 1.15. "Term" means: the [ * ]-year period following the Effective Date.
              ------

SECTION 1.16. "Valid Claim" means: a claim of a pending ZGI Patent, an NN
              -------------
Patent or an unexpired, granted ZGI Patent or NN Patent that has not: (i) been disclaimed, withdrawn, canceled, or abandoned; or (ii) been finally rejected or held invalid by a decision of a patent-granting authority beyond right of review or appeal; or (iii) been held invalid or unenforceable in an unappealable decision of a court or competent body having jurisdiction (including a decision which was appealable, but which was not timely appealed).

SECTION 1.17. "ZGI IP" means: all ZGI Patents and all ZGI Know How.
              --------

SECTION 1.18. "ZGI Know-How" means: all inventions, discoveries, know-how,
              --------------
methodologies, technology, tangible materials (including nucleic acids, peptides, vectors, proteins, and the like) that: (a) pertain to at least one ZGI Patent; and (b) were invented, discovered, developed or otherwise generated by or for ZGI.

SECTION 1.19. "ZGI Patent" means: a patent or patent application owned or
              ------------
controlled by ZGI that is listed in Appendix 2 and any continuation, continuation-in-part, divisional, reissue, substitute or foreign counterpart thereof.

                                   ARTICLE 2
                          Ownership of Zid-Related IP
                          ---------------------------

As of the Effective Date, ZGI will own all ZGI IP and will have all rights attendant to such ownership, subject to NN's rights described herein. Before the Effective Date, NN and ZGI shall

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
Page 4 of 27
determine the method and vehicle by which to transfer to ZGI such ownership of the ZGI IP, and ZGI and NN shall cooperate so that such transfer is complete no later than the Effective Date.

                                   ARTICLE 3
                            Research License Grant
                            ----------------------

SECTION 3.1. Grant to NN. During the term of this Agreement, ZGI hereby grants
             -----------
to NN the non-exclusive right to conduct research within NN (but not with any third party that is a commercial entity) using ZGI IP. Such research right includes: (a) use of a Kunitz Protein or Kunitz Domain as a scaffold to generate Mutant Kunitz Proteins and other derivatives and modifications of such Kunitz Protein or Kunitz Domains; (b) use of Mutant Kunitz Proteins, Kunitz Proteins and Kunitz Domains as reagents in biological assays to identify product candidates; and (c) file patent applications, in NN's name, claiming Mutant Kunitz Proteins, other derivatives or modifications of Kunitz Proteins and Kunitz Domains or methods of making or using the same.

SECTION 3.2. Grant to ZGI. During the term of this Agreement, NN hereby grants
             ------------
to ZGI the non-exclusive right to conduct research within ZGI (but not with any third party that is a commercial entity) using NN IP. Such research right includes: (a) use of a Kunitz Protein or Kunitz Domain as a scaffold to generate Mutant Kunitz Proteins and other derivatives and modifications of such Kunitz Protein or Kunitz Domains; (b) use of Mutant Kunitz Proteins, Kunitz Proteins and Kunitz Domains as reagents in biological assays to identify product candidates; and (c) file patent applications, in ZGI's name, claiming Mutant Kunitz Proteins, other derivatives or modifications of Kunitz Proteins and Kunitz Domains or methods of making or using the same.

SECTION 3.3. Expiration of the Agreement. Upon expiration or termination of
             ---------------------------
this Agreement, the rights granted under SECTIONs 3.1 and 3.2 shall terminate, unless NN or ZGI has taken a Commercialization License or an Enablement License as set forth in ARTICLE 4.

SECTION 3.4. No Other Right Granted. Except for the licenses expressly granted
             ----------------------
in this ARTICLE 3 and licenses taken by either party pursuant to ARTICLE 4, no further or different right, option or license is granted or implied to NN or to ZGI, under any patent or other intellectual property, in any field, in any geographic territory.

                                   ARTICLE 4
                   Commercialization and Enablement Licenses
                   -----------------------------------------

SECTION 4.1. Notification. At any time during the term of this Agreement, NN
             ------------
or ZGI may notify the other of their interest in entering into a commercialization license or enablement license pursuant to this Article 4. The manner by which NN or ZGI shall so notify shall be to timely deliver written notice of: (1) NN's or ZGI's intent to so exercise; and (2) an identification

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
Page 5 of 27
of at least one (1) ZGI Patent, NN Patent or Kunitz Domain, Kunitz Protein or Mutant Kunitz Protein derived from the ZGI Know-How or NN Know-How; and (3) the type of license desired.

SECTION 4.2. Availability Letter. Upon NN's or ZGI's timely notification
             -------------------
pursuant to SECTION 4.1, the other party shall inform the notifying party if the desired license remains available or if the specific subject matter of the notification has been out-licensed or is the object of internal research and/or development efforts. If the license remains available, the terms and conditions set forth in this ARTICLE 4 for the license will apply upon the notifying party's receipt of the availability letter. If the desired license is unavailable, the parties may enter into good faith negotiations regarding an alternative license.

SECTION 4.3. Commercialization License.
             -------------------------

     SUBSECTION 4.3.1. Grant. In each license of a ZGI Patent that has been
                       -----
requested pursuant to SECTION 4.1 and remains available in accordance with
SECTION 4.2, ZGI shall grant to NN the worldwide exclusive right to practice all Commercialization Rights under such ZGI Patent, subject to NN's timely satisfying its obligations under this SECTION 4.3. In each license of an NN Patent that has been requested pursuant to SECTION 4.1 and remains available in accordance with SECTION 4.2, NN shall grant to ZGI the worldwide exclusive right to practice all Commercialization Rights under such NN Patent, subject to ZGI's timely satisfying its obligations under this SECTION 4.3.

     SUBSECTION 4.3.2. Carve Out. For ZGI Patents and NN Patents that were the
                       ---------
subject of an agreement between NN and [ * ] dated July 18, 1996, any commercialization license granted pursuant to SUBSECTION 4.3.1 above shall not include Commercialization Rights for [ * ]. In the event NN should for whatever reason and on whatever terms, agree with [ * ] to Terminate [ * ] rights and license under said agreement fully or in part, NN may, at its own discretion decide to offer certain rights to ZGI in respect of said patents within the field of [ * ]. In such event, the parties shall in good faith negotiate the terms of such license to ZGI. In the event ZGI should for whatever reason and on whatever terms, agree with [ * ] to Terminate [ * ] rights and license under said agreement fully or in part, ZGI may, at its own discretion decide to offer certain rights to NN in respect of said patents within the field of [ * ]. In such event, the parties shall in good faith negotiate the terms of such license to NN.

     SUBSECTION 4.3.3. Obligations. The licensee for each commercialization
                       -----------
license granted pursuant to SUBSECTION 4.3.1 shall comply with the following obligations.

     (A)  Diligence Obligations. The licensee shall use commercially reasonable
          ---------------------
efforts to achieve each of the following diligence obligations no later than the applicable deadline:

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
Page 6 of 27

     (i) obtain approval to make the subject matter of the license into an official project of the licensee's, which project is reasonably resourced and funded in accordance with licensee's practice and taking into consideration the stage of development, no later than sixty (60) days after receipt of the availability letter under SECTION 4.2;

     (ii) obtain efficacy data in [ * ] animal models of disease and develop a scalable manufacturing process no later than [ * ] years after fulfillment of diligence obligation (i) above;

     (iii) file an IND or administer a first human dose or pay the [ * ] Milestone Fee under SUBSECTION 4.3.2, no later than [ * ] years after fulfillment of diligence obligation (ii) above;

     (iv) initiate a Phase III clinical trial or pay the [ * ] Milestone Fee under SUBSECTION 4.3.2 no later than [ * ] years after fulfillment of diligence obligation (iii) above; and

     (v)   file a PLA or pay the [ * ] and [ * ] Milestone Fees under SUBSECTION
     4.3.2 no later than [ * ] years after the fulfillment of diligence obligation (iv) above.

     (B)  Payment of Milestone Fees. The licensee will be obligated to pay to
          -------------------------
the licensor each of the milestone fees set forth in the table below (the "Milestone Fees") for each Patent Product that proceeds through development. Each Milestone Fee shall be non-refundable and non-creditable against any other amounts payable by the licensee. Each Milestone Fee shall be payable by the licensee to the licensor within ten (10) business days after achievement of the corresponding milestone. Upon actual payment of each Milestone Fee, the licensee shall be considered as having fulfilled its diligence obligations under SECTION 4.3.3(A) above, and the date of the payment shall be deemed the date of occurrence of the diligence event for the purposes of calculating the timing of the next occurring diligence obligation.

------------------------------------------------------------------------------------------------------------------------------------
                    Upon execution  Diligence     Upon the earlier     Upon the earlier of   Upon the earlier of   Upon the earlier
                    of the license  obligation    of [ *  ] years      [ * ] years after     [ * ] years from      of [ * ] years
                                    4.3.3(A)(ii)  after 4.3.3(A)(ii)   IND Filing (first     initiation of a       from initiation
                                    attained      attained and IND     human dose) approval  Phase III clinical    of a Phase III
                                                  Filing (first human  and initiation of a   trial and PLA         clinical trial
                                                  dose)                Phase III clinical    Filing in Europe      and PLA Filing
                                                                       trial                                       in Japan
------------------------------------------------------------------------------------------------------------------------------------
Each Patent Product [ * ]           [ * ]         [ * ]                [ * ]                 [ * ]                 [ * ]
------------------------------------------------------------------------------------------------------------------------------------

     (C)  Payment of Royalties. The licensee will be obligated to pay to the
          --------------------
licensor royalties for each Patent Product made, used, imported, offered for sale or sold by the licensee or its Commercialization Partner or Sublicensee. The licensee's obligation to pay royalties for Patent Product(s) shall expire on the expiration date of the last-to-expire ZGI Patent or NN Patent encompassing the Patent Product and licensed pursuant to this Agreement. The royalties shall be calculated in accordance with ARTICLE 5. The applicable royalty rate shall be as set forth below.

          -------------------------------------------
          Cumulative Net Sales       Royalty Rate
          -------------------------------------------
          [ * ]
          -------------------------------------------

          -------------------------------------------

          -------------------------------------------

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
Page 7 of 27

     (D)  Sales Volume Bonus. No later than April 1 of the year following the
          -------------------
first calendar year in which annual Net Sales of each Patent Product licensed pursuant to this Agreement exceed [ * ] the licensee shall pay to the licensee a one-time sales volume bonus of [ * ].

     (E)  Communication and Cooperation. The parties shall communicate and
          -----------------------------
cooperate, in good faith, regarding any and all extensions of patent term for each ZGI Patent or NN Patent licensed pursuant to this Section 4.3.

SECTION 4.4. Enablement License.
             ------------------

     SUBSECTION 4.4.1. Grant. In each license of ZGI Know-How that has been
                       -----
requested pursuant to SECTION 4.1 and remains available in accordance with
SECTION 4.2, ZGI shall grant to NN the worldwide non-exclusive right to practice all Commercialization Rights under such ZGI Know-How, subject to NN's timely satisfying its obligations under this SECTION 4.4. In each license of NN Know-How that has been requested pursuant to SECTION 4.1 and remains available in accordance with SECTION 4.2, NN shall grant to ZGI the worldwide non-exclusive right to practice all Commercialization Rights under such NN Know-How, subject to ZGI's timely satisfying its obligations under this SECTION 4.4.

     SUBSECTION 4.4.2. Carve Out. For ZGI Know-How and NN Know-How that were
                       ---------
the subject of an agreement between NN and [ * ] dated July 18, 1996, any commercialization license granted pursuant to SUBSECTION 4.4.1 above shall not include Commercialization Rights for [ * ]. In the event NN should for whatever reason and on whatever terms, agree with [ * ] to Terminate [ * ] rights and license under said agreement fully or in part, NN may, at its own discretion decide to offer certain rights to ZGI in respect of said know-how within the field of [ * ]. In such event, the parties shall in good faith negotiate the terms of such license to ZGI. In the event ZGI should for whatever reason and on whatever terms, agree with [ * ] to Terminate [ * ] rights and license under said agreement fully or in part, ZGI may, at its own discretion decide to offer certain rights to NN in respect of said know-how within the field of [ * ]. In such event, the parties shall in good faith negotiate the terms of such license to NN.

     SUBSECTION 4.4.3. Obligations. The licensee for each commercialization
                       -----------
license granted pursuant to SUBSECTION 4.4.1 shall pay a royalty for each Know-How Product made, used, imported, offered for sale or sold by the licensee or its Commercialization Partner or Sublicensee. The licensee's obligation to pay royalties for each Know-How Product shall expire on the date [ * ] years after the first sale of such Know-How Product in each country in which such Know-How Product is sold. The royalties shall be calculated by multiplying the applicable royalty rate by the Net Sales of such Know-How Product. The applicable royalty rate shall be as set forth below.

               ---------------------------
                Royalty Rate
               ---------------------------
                [ * ]
               ---------------------------

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
Page 8 of 27

                                   ARTICLE 5
              Royalty Payments, Royalty Offset and Record Keeping
              ---------------------------------------------------

SECTION 5.1. Royalty Payments. The licensee under ARTICLE 4 shall pay
             ----------------
Milestone Fees and royalty payments pursuant to this Agreement to the licensor, regardless of whether the licensor or a third party makes the sales that accrue a royalty to the licensee.

SECTION 5.2. Royalty Offset For Third Party Patents. The licensee under
             --------------------------------------
ARTICLE 4 is obligated to pay all third party royalties associated with any Patent Products commercialized in accordance with this Agreement, regardless of whether the licensor or the licensee has taken such third party license. The licensee shall pay to the licensor the royalties set forth in ARTICLE 4 with respect to any Patent Product, unless a third party has an issued patent in a relevant jurisdiction claiming a composition of matter or method of use for which the licensee has obtained the written opinion of independent patent counsel that a license to such patent is required to commercialize a Patent Product and the licensee and the third party have executed such a patent license. In such event, the licensee shall be entitled to offset [ * ] of the royalties paid to all such third parties against royalties due and owing to the licensor pursuant to this Agreement, but in no event will the royalty be reduced to [ * ] of the amounts set forth in SUBSECTION 4.3.3 above. [ * ].

SECTION 5.3. Royalty Accounting. The royalties under this Agreement shall be
             ------------------
paid quarterly but calculated on an annual basis. Only a single royalty rate shall be applicable in any given year and that rate will be determined by the total annual Net Sales. An adjustment to prior quarters in any given year shall be made in any subsequent quarter in the same year in which a threshold into a higher royalty bracket has been exceeded. A year-end adjustment will be made, if a royalty threshold is exceeded in the fourth quarter.

SECTION 5.4. Payments and Reports. Royalties payable pursuant to this
             --------------------
Agreement shall be due quarterly within forty-five (45) days following the end of each calendar quarter for Net Sales in such calendar quarter. All sales in foreign currencies shall be converted into United States dollars using the rate of exchange quoted by Bank of America and its successor(s) on the last business day of the calendar quarter in which the sales were made. Each such payment shall be accompanied by a statement of Net Sales for the quarter and the calculation of Royalties payable hereunder by Product and country. All Milestone Fees, Royalties and all other amounts which are overdue under this Agreement will bear interest at the rate of one and one-half percent (1.5%) per month from the date due through the date of payment. The licensee shall keep and shall cause its Commercialization Partners and Sublicensees to keep complete, true and accurate records for the purpose of showing the derivation of all Milestone Fees and Royalties payable under this Agreement. The licensor's duly accredited representatives, which are reasonably acceptable to licensee, shall have the right to inspect and audit such records at any time during reasonable business hours upon reasonable prior notice to the licensee or any of its

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement

Commercialization Partners or Sublicensees, but such right will not be exercised more often than annually (it being understood that a single exercise of such right may include a series of related or continuing inspections and audits).

SECTION 5.5. Taxation of Payments. The licensor shall be responsible for and
             --------------------
shall bear any taxes levied upon payments received by the licensor and the licensor hereby authorizes the licensee to withhold such taxes from the payments which are payable to the licensor in accordance with this Agreement if the licensee is either required to do so under the applicable tax laws or directed to do so by an agency of the relevant government. Upon the licensor's written request, the licensee shall support the licensor in its legal efforts to minimize any such withholding taxes, and provide the licensor with information about and necessary for any documentation needed to reduce withholding to a legal minimum.

SECTION 5.6. Currency Blockage. If the laws or regulations of another country
             -----------------
prevent the conversion of its currency into United States dollars for the payment of Royalties, the licensee or its Commercialization Partners or Sublicensees will either (a) pay such Royalties by depositing the currency of the other country into a bank account designated by the licensor in that country or (b) if permitted by law, pay such Royalties in the currency of the country in question to the licensor's designee in that country.

SECTION 5.7. Diligence Reporting and Audit. With respect to the licenses
             -----------------------------
granted under ARTICLE 4, the parties hereby agree that the licensee to report semi-annually on research and development progress with respect to any licensed Product, Kunitz Domain, Kunitz Protein or Mutant Kunitz Protein. Also, the licensee shall keep complete, true and accurate records for the purpose of showing such research and development progress. For each Commercialization License, the licensor shall have the right to monitor the licensee's research, development and commercialization efforts, and the licensee shall promptly cooperate with the licensor's reasonable requests for information regarding such research, development and commercialization.

                                   ARTICLE 6
                                    Patents
                                    -------

SECTION 6.1. Patent Filings and Prosecution. ZGI shall have sole and exclusive
             ------------------------------
responsibility for protecting all ZGI Patents, including filing, prosecuting, and maintaining such ZGI Patents. ZGI shall be solely responsible for the costs associated with such filings, prosecution and maintenance and the jurisdictions in which patent protection is sought shall be within the sole discretion of ZGI. Likewise, NN shall have sole and exclusive responsibility for protecting all NN Patents, including filing, prosecuting, and maintaining such NN Patents. NN shall be solely responsible for the costs associated with such filings, prosecution and maintenance and the jurisdictions in which patent protection is sought shall be within the sole discretion of NN.

Notwithstanding the foregoing, the licensor of a Commercialization License granted pursuant to ARTICLE 4 of this Agreement, at its option, may elect to assume full responsibility for filing

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
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

prosecuting and maintaining the ZGI Patents or NN Patents so licensed, and the licensor shall pay the licensee's reasonable expenses to affect the transfer of responsibility.

SECTION 6.2.  Patent Enforcement and Defense. ZGI shall have sole and exclusive
              ------------------------------
responsibility for defending and enforcing all ZGI Patents, including but not limited to: sending cease and desist letters; initiating and participating in interference proceedings, protest proceedings, reissue proceedings, re-examination proceedings, and lawsuits; defending declaratory judgment proceedings; and settling disputes with third parties. ZGI shall be solely responsible for the costs associated with such defense and enforcement and shall retain all damages and monies awarded as a result of such efforts. Likewise, NN shall have sole and exclusive responsibility for defending and enforcing all NN Patents, including but not limited to: sending cease and desist letters; initiating and participating in interference proceedings, protest proceedings, reissue proceedings, re-examination proceedings, and lawsuits; defending declaratory judgment proceedings; and settling disputes with third parties. NN shall be solely responsible for the costs associated with such defense and enforcement and shall retain all damages and monies awarded as a result of such efforts.

Notwithstanding the foregoing, the licensor of a Commercialization License granted pursuant to ARTICLE 4 of this Agreement shall have the first right, but not the obligation, to defend and enforce the ZGI Patents or NN Patents so licensed. In that event the licensee shall cooperate with the licensor at the expense of the licensor, and the licensor shall retain all damages and monies awarded as a result of such efforts. If the licensor elects not to defend or enforce the licensed ZGI Patents or NN Patents, the licensee shall have the right, but not the obligation, to so defend or enforce.


                                   ARTICLE 7
                                Confidentiality
                                ---------------

SECTION 7.1.  Confidential Information.  For the purposes of this Agreement,
              ------------------------
Confidential Information shall include all proprietary information and materials, patentable or otherwise, of a party which is disclosed by or on behalf of such disclosing party to the receiving party, such as DNA sequences, amino acid sequences, vectors, cells, substances, formulations, techniques, methodology, equipment, data, reports, know-how, assay results, preclinical studies and clinical trials and the results thereof, patent positioning and business plans, including any negative developments.

SECTION 7.2.  Confidentiality Obligation.  Except as is otherwise authorized
              --------------------------
under this Agreement, each party shall, during the term of this Agreement and for a period of three (3) years thereafter, maintain as secret and confidential all Confidential Information obtained from the other pursuant to this Agreement and prior to and in contemplation of it, and all other Confidential Information that it may acquire from the other in the course of this Agreement. Each party shall respect the other's proprietary rights in such Confidential Information, use the same exclusively for the purposes of this Agreement, and disclose the same only to those of its

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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

employees to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

SECTION 7.3.   Release from Confidentiality Obligation.  Notwithstanding the
               ---------------------------------------
foregoing provisions, a party shall be permitted to disclose any Confidential Information of the other party to its patent practitioner or any patent office in any country, as is reasonably required for filing or prosecuting any patent application permitted to be filed by it hereunder. Furthermore, the obligations of this ARTICLE 7 shall not apply to Confidential Information which:

     (a) was properly in the possession of the receiving party, without any restriction on use or disclosure, prior to receipt from the disclosing party, and such possession can be demonstrated by competent evidence of the receiving party;

     (b) are in the public domain by public use, publication, general knowledge or the like, or after disclosure hereunder become general or public knowledge through no fault of the receiving party;

     (c) are properly obtained by the receiving party from a third party not under a confidentiality obligation;

     (d) are independently developed by or on behalf of the receiving party without the assistance of the confidential information of the disclosing party; or

     (e) are required to be disclosed by order of any court or governmental or regulatory authority after notification of the providing party by the receiving party of the necessity to allow the providing party to seek protection for the providing party's confidential information from such court or governmental or regulatory authority.

SECTION 7.4.   Survival.  The obligations under this ARTICLE 7 shall survive the
               --------
termination of this Agreement.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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

                                   ARTICLE 8
                 Material Transfer and Limitation of Liability
                 ---------------------------------------------

SECTION 8.1.  Limitations.  MATERIALS TRANSFERRED PURSUANT TO THIS AGREEMENT, IF
              -----------
ANY, ARE EXPERIMENTAL IN NATURE AND ARE TRANSFERRED BETWEEN THE PARTIES AS IS. NEITHER NN NOR ZGI MAKES ANY WARRANTY OR REPRESENTATION WITH RESPECT TO THE UTILITY, EFFICACY, NONTOXICITY, SAFETY OR APPROPRIATENESS OF USING THE MATERIALS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY USE OF SUCH MATERIALS TRANSFERRED PURSUANT TO THIS AGREEMENT, OR ANY LOSS THAT MAY ARISE FROM SUCH USE. MATERIALS TRANSFERRED PURSUANT TO THIS AGREEMENT WILL BE USED IN COMPLIANCE WITH ALL APPLICABLE RULES AND REGULATIONS INCLUDING, FOR EXAMPLE, THOSE RELATING TO RESEARCH INVOLVING THE USE OF HUMAN AND ANIMAL SUBJECTS OR RECOMBINANT DNA.

SECTION 8.2.  Further Transfer of Materials.  Neither NN nor ZGI shall
              -----------------------------
distribute materials transferred by the other party thereto pursuant to this Agreement to third parties, without the transferring party's express written permission. All authorized distributions of materials will only occur pursuant to a fully executed, written Materials Transfer Agreement.


                                   ARTICLE 9
                        Representations and Warranties
                        ------------------------------

SECTION 9.1.  Representations, Warranties and Covenants of NN.  NN represents
              -----------------------------------------------
and warrants to and covenants with ZGI that:

          (a) NN is a corporation duly organized, validly existing and in corporate good standing under the laws of Denmark; and

          (b) NN has the corporate and legal right, title, authority and power to enter into this Agreement; and

          (c) NN has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

          (d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of NN, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
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

     or at law); and

     (e) the performance of its obligations under this Agreement will not conflict with or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

     (f) NN will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would prevent NN from meeting its obligations or adversely impact ZGI's rights under this Agreement; and

     (g) NN will comply with all applicable laws, regulations and guidelines in connection with the performance of NN's obligations pursuant to this Agreement, including but not limited to all applicable product safety, product testing, product labeling, package marking and product advertising laws and regulations and the regulations of the United States and any other relevant nation concerning any export or other transfer of technology, services or products.

SECTION 9.2.  Representations, Warranties and Covenants of ZGI.  ZG1 represents
              ------------------------------------------------
and warrants to and covenants with NN that:

     (a) ZGI is a corporation duly organized, validly existing and in corporate good standing under the laws of the state of Washington; and

     (b) ZGI has the corporate and legal right, title, authority and power to enter into this Agreement; and

     (c) ZGI has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

     (d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of ZGI enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or, at law); and

     (e) the performance of its obligations under this Agreement will not conflict with or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

     (f) ZGI will not after the Effective Date enter into any agreements, contracts or other arrangements that would prevent ZGI from meeting its obligations or adversely impact NN's rights under this Agreement; and

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
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

     (g) ZGI will comply with all applicable laws, regulations and guidelines in connection with the performance of ZGI's obligations pursuant to this Agreement, including but not limited to all applicable product safety, product testing, product labeling, package marking and product advertising laws and regulations and the regulations of the United States and any other relevant nation concerning any export or other transfer of technology, services or products.

SECTION 9.3.  Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN
              -------------------
THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO THE ZGI PATENTS OR NN PATENTS, GOODS, SERVICES OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

SECTION 9.4.  Limited Liability.   EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR
              -----------------
WILLFUL MISCONDUCT, NEITHER NN NOR ZGI WILL BE LIABLE WITH RESPECT TO ANY MATTER ARISING UNDER THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (A) ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.


                                  ARTICLE 10
                                Indemnification
                                ---------------

SECTION 10.1. Personal Injury or Property Damage.  NN shall indemnify and hold
              ----------------------------------
ZGI harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising out of personal injury or property damage caused or alleged to be caused by NN's exercise of its rights to ZGI IP hereunder. In addition, NN shall assume all obligations for warranties and product liability claims that accompany or result from the sale or use of a Patent Product or Know-How Product licensed by NN hereunder, and shall indemnify and hold ZGI harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising from customers and relating to such warranty obligations or product liability claims. NN's obligation to indemnify ZGI under this SECTION 10.1 shall not apply in case of gross negligence or willful misconduct by ZGI.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
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

ZGI shall indemnify and hold NN harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising out of personal injury or property damage caused or alleged to be caused by ZGI's exercise of its rights to NN IP hereunder. In addition, ZGI shall assume all obligations for warranties and product liability claims that accompany or result from the sale or use of a Patent Product or Know-How Product licensed by ZGI hereunder, and shall indemnify and hold NN harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising from customers and relating to such warranty obligations or product liability claims. ZGI's obligation to indemnify NN under this SECTION 10.1 shall not apply in case of gross negligence or willful misconduct by NN.

SECTION 10.2.  Insurance.  NN shall maintain appropriate product liability
               ---------
insurance with respect to development, manufacture and sale of Patent Products or Know-How Products in such amount as NN customarily maintains with respect to sales of its other products. NN shall maintain such insurance for so long as it continues to manufacture or sell Patent Products or Know-How Products, and thereafter for so long as NN customarily maintains insurance with respect to sales of its other products.

ZGI shall maintain appropriate product liability insurance with respect to development, manufacture and sale of Patent Products or Know-How Products in such amount as ZGI customarily maintains with respect to sales of its other products. ZGI shall maintain such insurance for so long as it continues to manufacture or sell Patent Products or Know-How Products, and thereafter for so long as ZGI customarily maintains insurance with respect to sales of its other products.

SECTION 10.3.  Survival.  The obligations of this ARTICLE 10 shall survive the
               --------
expiry or termination, for whatever reason, of this Agreement.



                                  ARTICLE 11
                             Term and Termination
                             --------------------

SECTION 11.1.  Term.  This Agreement shall come into force on the Effective Date
               ----
and, unless terminated earlier in accordance with the provisions hereof, shall terminate four years thereafter. If the condition precedent (investment by external investors as set forth in SECTION 1.4) is not met before December 31, 2000, this Agreement shall be null and void, and all rights and obligations hereunder shall be terminated.

SECTION 11.2.  Termination for Cause.  Either party shall have the right to
               ---------------------
terminate this Agreement upon written notice to the other if:

     (a) If either party at any time materially defaults (i) in making the payment of any money due hereunder, or (ii) in fulfilling any of the other obligations or conditions

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
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

     hereunder, the other party may in its sole discretion waive the default; if not electing to waive the default, the other party shall notify the defaulting party in writing of the default and allow the defaulting party ninety (90) days from such notification to initiate reasonable steps to cure such default. Notwithstanding this SECTION 11.2, if the defaulting party disputes the existence, nature or extent of any default set forth above, the parties shall use good faith efforts to resolve the dispute pursuant to ARTICLE 12. This Agreement shall continue until a final decision is reached pursuant to ARTICLE 12, at which point this Agreement may be terminated, if applicable, in accordance with any decision reached under ARTICLE 12; or

     (b) Such other party shall enter into liquidation, whether compulsorily or voluntarily otherwise than for the purposes of amalgamation or reconstruction, shall commit any act of bankruptcy, shall compound with its creditors, shall have a receiver or administrator or equivalent official appointed in respect of all or any part of its property or undertaking, or shall be subject to any analogous proceeding under any foreign law.

SECTION 11.3.  Survival.  Termination for whatever reason or expiry of this
               --------
Agreement shall not affect the accrued rights of the parties or any right arising in any way out of this Agreement as a result of or as of the date of termination or expiration and the licenses granted herein shall survive such termination. The right to recover damages against the other and all provisions which are expressly stated to survive this Agreement shall remain in full force and effect. Notwithstanding the termination or expiration of this Agreement, the provisions of ARTICLE 4, ARTICLE 5, ARTICLE 6, ARTICLE 7, ARTICLE 8, ARTICLE 9,
ARTICLE 10, ARTILCE 11 and ARTICLE 13 shall survive the termination or expiration and shall continue to be enforceable to the extent provided therein.


                                  ARTICLE 12
                              Dispute Resolution
                              ------------------

The parties shall attempt to resolve through good faith discussions any dispute that arises under this Agreement. All such disputes shall, upon receipt of written notice from one party to the other regarding the existence and nature of the dispute, first be referred to each party's chief executive officer or to their authorized representative. If they are unable to resolve a dispute other than a patent dispute within thirty (30) days after the initial meeting between the authorized representatives then the dispute shall be referred to alternative dispute resolution in New York, New York in accordance with the rules and procedures set forth in Appendix 3. Patent disputes arising under this Agreement shall be resolved in accordance with the rules set forth in Appendix 3 as administered by the National Patent Board, wherein the decision of the National Patent Board can be appealed to a Federal Court of competent jurisdiction.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
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

                                  ARTICLE 13
                                    General
                                    -------

SECTION 13.1.  Assignment.  This Agreement may not be assigned by either party
               ----------
without prior written consent of the other party, except for assignment to its Affiliates. However, each party may, at its discretion, assign this Agreement to a third party as part of the sale or merger of all or substantially all of the party's assets and business. In the event of any permissible assignment under this Agreement, the assignor and assignee shall be jointly and severally liable for assignor's obligations hereunder.

SECTION 13.2.  Relationship between the Parties.  Nothing in this Agreement is
               --------------------------------
intended to create or shall be deemed to constitute a partnership, agency or joint venture relationship between the parties or their sublicensees, contractors or licensees. Neither party shall be responsible for the acts or omissions of the other party, and neither party shall have the authority to speak for, represent or obligate the other party in any way without the prior written authority of the other party.

SECTION 13.3.  Public Announcements.  Except as otherwise may be required by law
               --------------------
or regulation, neither party shall make any public announcement, written or oral, concerning this Agreement or the subject matter hereof, without the prior written approval of the other party, provided that ZGI and NN shall have the right to disclose or announce information concerning the existence and general nature of this Agreement in order to seek third party investors in ZGI.

SECTION 13.4.  Use of Names, Trade Names and Trademarks.  Except as provided
               ----------------------------------------
herein, nothing contained in this Agreement shall be construed as conferring any right on either party to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of the other party hereto, including any contraction, abbreviation or simulation of any of the foregoing, unless the express written permission of such other party has been obtained.

SECTION 13.5.  Force Majeure.  If either party to this Agreement is prevented or
               -------------
delayed in the performance of any of its obligations under this Agreement by force majeure, and if such party gives written notice thereof to the other party specifying the matters constituting force majeure, together with such evidence as it can reasonably give and specifying the period for which it is estimated that such prevention or delay will continue, then the party in question shall be excused from the performance of its obligations or the punctual performance thereof as the case may be as from the date of such notice for so long as such cause of prevention or delay shall continue. For the purpose of this Agreement, "force majeure" shall be deemed to be any cause affecting the performance of this Agreement arising from or attributable to acts, events, omissions or accidents beyond the reasonable control of the party.

SECTION 13.6.  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of New York.

SECTION 13.7.  Waiver of Remedies.  No forbearance, delay or indulgence by
               ------------------
either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party, nor

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
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

shall any waiver of its rights operate as a waiver of any subsequent breach, and no right, power or remedy herein conferred upon or reserved for either party is exclusive of any other right, power or remedy available to that party.

SECTION 13.8.  Entire Agreement.  This Agreement and the Appendices hereto
               ----------------
constitute the entire agreement between the parties and supersede all prior oral and written agreements, understandings or arrangements relating to the subject matter hereof. No addition to or modification of any provision of this Agreement shall be binding upon the parties, unless made in writing and signed by a duly authorized representative of each of the parties.

SECTION 13.9.  Notices.  All notices, requests, demands, waivers, consents,
               -------
approvals or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, faxed with receipt acknowledged (and with a confirmation copy also sent by registered mail, return receipt requested), delivered by a recognized commercial courier service with receipt acknowledged, or mailed by registered or certified mail return receipt requested, postage prepaid, as follows:

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
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

If to NN:            Novo Nordisk A/S
                     Novo Alle
                     DK-2880 Bagsvaerd
                     Denmark
                     Attn: Senior Vice President &CSO
                          Health Care Research and  Development
                     Facsimile: +45 4442 1242

With a copy to:      Novo Nordisk Legal Department
                     Novo Alle
                     DK-2880 Bagsvaerd
                     Facsimile: +45 4498 0670

If to ZGI:           ZymoGenetics, Inc.
                     1201 Eastlake Avenue East
                     Seattle, WA  98102
                     Attn:  Legal Affairs
                     Facsimile:  (206) 442-6678

or to such other addresses as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed effective (i) as of the date so delivered (either personally or by courier service) or faxed; or (ii) on the third (3rd) business day after the same has been mailed.

SECTION 13.10.  Severability.  The parties agree that if any provision of this
                ------------
Agreement shall for any reason be held to be invalid or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the parties' fundamental intentions hereunder, and the remaining provisions hereof shall not be affected, impaired or invalidated and shall continue in full force and effect.

SECTION 13.11.  Headings. The article and section headings contained herein are
                --------
for reference only and shall not be considered a part of this Agreement, nor shall they in any way affect the interpretation hereof.

SECTION 13.12.  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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

     IN WITNESS WHEREOF, NN and ZGI have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives.


Novo Nordisk A/S


/S/ Lars R Sorensen                       /s/ ILLEGIBLE
------------------------------------      --------------------------------------
Lars Rebien Sorensen                      Mads Krogsgaard Thomsen
Corporate Executive Vice President        Senior Vice President&CSO, Health Care
                                          Research and  Development


ZymoGenetics, Inc.


/s/ Bruce L.A. Carter
------------------------------------
Bruce L.A. Carter
President & CEO



EFFECTIVE DATE: 10 November 2000
                --------------------

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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

                                  APPENDIX 1
                                  NN Patents

NN Patent     Includes         Title of Patent Application
Family        US Patent

[*]


[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
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

                                  APPENDIX 2
                                  ZGI Patents



ZGI Patent     Includes       Patent Application Title
Family         US Patent

[*]

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.


Kunitz Protein Agreement
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

                                  APPENDIX 3
                              Dispute Resolution

If the matter has not been resolved within thirty (30) days of the referral to the chief executive officers, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the CPR Panels Management Group of the CPR Institute (the Group"), to select a neutral pursuant to the following procedures:

     (a) the Group shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or Affiliates.

     (b) such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

     (c) each party shall number the candidates in order of preference (with the number 1 (one) signifying the greatest preference) and shall deliver the list to the Group within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the Group along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

     (d) if the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the Group immediately shall designate as the neutral the candidate for whom the parties collective have indicated the greatest preference. If a tie should result between two (2) candidates, the Group may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the Group shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or
          (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in sub-paragraphs 2(a) - 2(d) shall be repeated.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
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

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place in New York. Each party to the proceeding shall be entitled to make one (1) document request to the other party, subject to the right of the neutral to rule on any objection to such request, which shall not be subject to appeal.

4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

     (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

     (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

     (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue;

     (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

     (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

     (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

     (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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

          of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

     (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

     (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one (1) of the parties on each disputed issue but may adopt one (1) party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on the other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

     (a) If the neutral rules in favor of the one (1) party on all disputed issues in the ADR, the losing party shall pay one hundred percent (100%) of such fees and expenses.

     (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable except as provided for patent disputes in ARTICLE 12 of this Agreement, and may be entered as a final judgment in any court having jurisdiction.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement

10. Except as provided in Paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosures of Confidential Information.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Kunitz Protein Agreement
Page 27 of 27